                                                                    Exhibit 10-1

                       AMENDMENT TO TRANSACTION DOCUMENTS

        THIS AMENDMENT, dated as of March 12, 1996, by and among PRIMARK CORPORATION, a Michigan corporation (the "Borrower"), the Lenders party to the Revolving Credit Agreement referred to below, the Lenders party to the Term Loan Agreement referred to below, and MELLON BANK, N.A., a national banking association, as Agent under such Revolving Credit Agreement referred to below, as Agent under such Term Loan Agreement, and as Collateral Agent under the Collateral Agency Agreement referred to below.

                                   RECITALS:

        A. The Borrower has entered into (a) a Revolving Credit Agreement (as amended, the "Revolving Credit Agreement") dated as of June 29, 1995 among Primark Corporation (the "Borrower"), the Issuing Banks referred to therein, the Lenders parties thereto from time to time, Mellon Bank, N.A., The First National Bank of Boston, and NationsBank, N.A. (Carolinas), as Co-Agents, and Mellon Bank, N.A., as Agent, (b) a Term Loan Agreement (as amended, the "Term Loan Agreement") dated as of June 29, 1995 among the Borrower, the Lenders parties thereto from time to time, Mellon Bank, N.A., The First National Bank of Boston and NationsBank, N.A. (Carolinas), as Co-Agents, and Mellon Bank, N.A., as Agent, and (c) a Collateral Agency Agreement (the "Collateral Agency Agreement") dated as of June 29, 1995 among the Borrower, the Revolving Credit Parties (as defined therein), the Term Loan Parties (as defined therein) and Mellon Bank, N.A. as Collateral Agent. The Revolving Credit Agreement, the Term Loan Agreement and the Collateral Agency Agreement have been amended by a letter agreement dated August 8, 1995 (which, among other things, added NationsBank, N.A. (Carolinas) as Co-Agent to the Revolving Credit Agreement and the Term Loan Agreement as initially constituted).

        B. The parties hereto desire to amend further the Revolving Credit Agreement, the Term Loan Agreement and the Collateral Agency Agreement as set forth in this Amendment. Capitalized terms used herein and not otherwise defined shall have the meanings given them in, or by reference in, the Collateral Agency Agreement.

        NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

        Section 1.  Certain Amendments Relating Primarily to Pricing.

        (a) Section 2.01(e) of the Revolving Credit Agreement is hereby amended by deleting the period at the end of the first sentence thereof and appending thereto the following: "; provided, however, that for each day on which the Applicable Margin is to be determined in accordance with Level C Performance Margins under the terms of Section 2.03(b)(ii) hereof (whether or not there are any Revolving Credit Loans outstanding on such day), the Revolving Credit Commitment Fee for such day shall be calculated on the basis of a rate of 0.25% per annum (rather than 0.375% per annum)."

        (b) Section 2.03(b)(ii) of the Revolving Credit Agreement is hereby restated in its entirety to read as follows:

                (ii) Commencing with the delivery of audited financial statements of the Borrower for the fiscal year ended December 31, 1995, the Applicable Margin for each interest rate Option for each day shall mean the applicable percentage set forth below under Level A Performance Margins, Level
B Performance Margins or Level C Performance Margins, as the case may be, if and for so long as (x) no Event of Default or Potential Default shall have occurred and be continuing or exist and (y) Financial Test A, Financial Test B or Financial Test C, respectively, set forth below shall be satisfied for such day; provided, however, that the Applicable Margin shall in no event be determined in accordance with the Level C Performance Margins before delivery of audited financial statement of the Borrower for the fiscal year ended December 31, 1996, and to the extent that the Applicable Margin at any time would be determined in accordance with the Level C Performance Margins but for this proviso, then the Applicable Margin at such time shall instead be determined in accordance with Level B Performance Margins. For purposes of determining the Applicable Margin, Financial Test A, Financial Test B or Financial Test C, as the case may be, shall be deemed to be satisfied effective on the first day of the calendar month following the calendar month in which the Agent shall have received from the Borrower a certificate, duly completed and signed by a Responsible Officer, accompanied by the Borrower's financial statements for the fiscal quarter most recently ended (or, if such most recently ended fiscal quarter is the last of a fiscal year, for the fiscal year then ended), demonstrating compliance with the applicable financial test, and such financial test shall be deemed to remain satisfied until the last day of the calendar month in which the Borrower's next annual or quarterly financial statements are required to be delivered under Section 6.01(a) or 6.01(b) hereof, as the case may be (or, if earlier, the last day of the calendar month in which the Borrower's next annual quarterly financial statements are actually delivered in compliance with such Section):

Level A Performance Margins:


        Interest Rate Option                           Applicable Margin
        --------------------                           -----------------
        Base Rate Option                                      Zero
        Euro-Rate Option                                     1.25%

Level A Performance Margins shall apply in the event that Financial Test A is satisfied and the other conditions set forth above are met. "Financial Test A" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 3.50 and greater than or equal to 3.00.

Level B Performance Margins:


        Interest Rate Option                           Applicable Margin
        --------------------                           -----------------
        Base Rate Option                                      Zero
        Euro-Rate Option                                     1.00%

Level B Performance Margins shall apply in the event that Financial Test B is satisfied and the other conditions set forth above are met. "Financial Test B" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 3.00 and greater than or equal to 2.50.

Level C Performance Margins:


        Interest Rate Option                           Applicable Margin
        --------------------                           -----------------
        Base Rate Option                                      Zero
        Euro-Rate Option                                     0.75%

        Level C Performance Margins shall apply in the event that Financial Test C is satisfied and the other conditions set forth above are met. "Financial Test C" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 2.50.

        (c) Section 2.03(b)(ii) of the Term Loan Agreement is hereby restated in its entirety to read as follows:

                (ii) Commencing with the delivery of audited financial statements of the Borrower for the fiscal year ended December 31, 1995, the Applicable Margin for each interest rate Option for each day shall mean the applicable percentage set forth below under Level A Performance Margins, Level B Performance Margins or Level C Performance Margins, as the case may be, if and for so long as (x) no Event of Default or Potential Default shall have occurred and be continuing or exist and (y) Financial Test A, Financial Test B or Financial Test C, respectively, set forth below shall be satisfied for such day; provided, however, that the Applicable Margin shall in no event be determined in accordance with the Level C Performance Margins before delivery of audited financial statement of the Borrower for the fiscal year ended December 31, 1996, and to the extent that the Applicable Margin at any time would be determined in accordance with the Level C Performance Margins but for this proviso, then the Applicable Margin at such time shall instead be determined in accordance with the Level B Performance Margins. For purposes of determining the Applicable Margin, Financial Test A, Financial Test B or Financial Test C, as the case may be, shall be deemed to be satisfied effective on the first day of the calendar month following the calendar month in which the Agent shall have received from the Borrower a certificate, duly completed and signed by a Responsible Officer, accompanied by the Borrower's financial statements for the fiscal quarter most recently ended (or, if such most recently ended fiscal quarter is the last of a fiscal year, for the fiscal year then ended), demonstrating compliance with the applicable financial test, and such financial test shall be deemed to remain satisfied until the last day of the calendar month in which the Borrower's next annual or quarterly financial statements are required to be delivered under
        Section 6.01(a) or 6.01(b) hereof, as the case may be (or, if earlier, the last day of the calendar month in which the Borrower's next annual or quarterly statements are actually delivered in compliance with such Section):

        Level A Performance Margins:

                                  Applicable Margin for        Applicable Margin for
        Interest Rate Option      Early Maturity Tranches      Late Maturity Tranches
        --------------------      -----------------------      ----------------------
        Base Rate Option                 0.25%                        0.50%
        Euro-Rate Option                 1.50%                        1.75%

        Level A Performance Margins shall apply in the event that Financial Test A is satisfied and the other conditions set forth above are met. "Financial Test A" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 3.50 and greater than or equal to 3.00.

        Level B Performance Margins:

                                        Applicable Margin for           Applicable Margin for
                Interest Rate Option    Early Maturity Tranches         Late Maturity Tranches
                --------------------    -----------------------         ----------------------
                Base Rate Option                Zero                            0.25%
                Euro-Rate Option                1.25%                           1.50%

        Level B Performance Margins shall apply in the event that Financial Test B is satisfied and the other conditions set forth above are met. "Financial Test B" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 3.00 and greater than or equal to 2.50.

        Level C Performance Margins:

                                        Applicable Margin for           Applicable Margin for
                Interest Rate Option    Early Maturity Tranches         Late Maturity Tranches
                --------------------    -----------------------         ----------------------
                Base Rate Option                Zero                            Zero
                Euro-Rate Option                1.00%                           1.25%

        Level C Performance Margins shall apply in the event that Financial Test C is satisfied and the other conditions set forth above are met. "Financial Test C" means that, as of the end of the relevant fiscal quarter, the Consolidated Funded Debt Ratio (Adjusted) for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, considered as a single accounting period, is less than 2.50.

        (d) The following definition of "Consolidated Funded Debt Ratio (Adjusted)" is hereby added to Annex A, Section 1.01 of each of the Revolving Credit Agreement and the Term Loan Agreement in its appropriate place in alphabetical order:

                "Consolidated Funded Debt Ratio (Adjusted)" for any period shall mean the following ratio: (a) the amount, not less than zero, determined as of the last day of such period, equal to (i) Consolidated Funded Indebtedness, minus (ii) the amount, not less than zero, equal to (A) the amount of cash and Cash Equivalent Investments owned by the Borrower and its Subsidiaries (other than PSLC), valued at the lower of cost or market, minus (B) $8,000,000, divided by (b) Consolidated EBITDA Less Capital Expenditures for such period.

        SECTION 2.  CERTAIN AMENDMENTS RELATING PRIMARILY TO THE RATE HEDGE.

        (a) Attached as Exhibit A to this Amendment is a form of Swap Party Supplement (the "Designated Swap Party Supplement"), which relates to and which has as an attachment a Master Agreement dated as of July 28, 1995 between The First National Bank of Boston and the Borrower, supplemented by a "Revised Confirmation" dated August 1, 1995 for a "Swap Transaction" in the initial Notional Amount of USD18,333,000 (such Master Agreement, as supplemented by such "Revised Confirmation," being referred to herein as the "Designated Rate Hedge"). Mellon Bank, N.A., as Revolving Credit Agent, Term Loan Agent and Collateral Agent, is hereby authorized in such capacities to execute and deliver the Designated Swap Party Supplement.

        (b) The Borrower acknowledges and confirms its obligation under Sections 6.16(a) of the Revolving Credit Agreement and the Term Loan Agreement to enter into Interest Rate Hedging Agreements in certain circumstances. The parties hereto understand and agree that, in the event the

Borrower becomes obligated to enter into Interest Rate Hedging Agreements under such Sections 6.16(a), then the Designated Rate Hedge (if then in effect) shall be counted toward satisfaction of such obligations, to the extent of the notional amounts and tenors set forth in the Designated Rate Hedge (and, as a result, the Borrower may be obliged to enter into additional Interest Rate Hedging Agreements ("Additional Rate Hedges") so that such Additional Rate Hedges, together with the Designated Rate Hedge, shall in the aggregate satisfy the Borrower's obligations under such Sections 6.16(a)). Nothing in Sections 6.16(b) of the Revolving Credit Agreement or the Term Loan Agreement shall be construed to forbid the Revolving Credit Agent or Term Loan Agent from consenting to a Swap Party Supplement relating to such Additional Rate Hedges if the conditions set forth in clauses (i), (ii) and (iii) of such Section 6.16 is satisfied, even if such Additional Rate Hedges, when aggregated with the Designated Rate Hedge, exceed in amount or time the minimum requirements set forth in Sections 6.16(a).

        (c) The parties hereto acknowledge and agree as follows:

        (i) Subject to the provisions of the Collateral Agency Agreement, the Borrower may enter into more than one Swap Agreement, each of which shall have a separate Swap Shared Collateral Cap designated as being applicable to it in the related Swap Party Supplement. The Collateral Agency Agreement, the other Shared Security Documents, the Revolving Credit Documents and the Term Loan Documents shall be construed consistently with the foregoing. If the Borrower desires to enter into more than one Swap Agreement with the same Swap Party at different times in compliance with the provisions of the Collateral Agency Agreement, then, if the provisions of the Collateral Agency Agreement are otherwise met, at the request of the Borrower and the Swap Party, all such Swap Agreements may be documented under a single master agreement, covered by a single Swap Party Supplement (which will supercede prior Swap Party Supplements relating to such Swap Agreements), in which case all such Swap Agreements will collectively be deemed to constitute a single Swap Agreement and will be subject to a single Swap Shared Collateral Cap.

        (ii) Subject to the provisions of the Collateral Agency Agreement, the Borrower may enter into different Swap Agreements with different Persons, in which event each such Person shall be a Swap Party to the extent of the Swap Agreement(s) to which it is party and shall be vested with and subject to all the rights and duties in respect of such Swap Agreement(s) as are granted to the Swap Party in the Collateral Agency Agreement or otherwise. The Collateral Agency Agreement, the other Shared Security Documents, the Revolving Credit Documents and the Term Loan Documents shall be construed consistently with the foregoing. Without limiting the generality of the foregoing, (A) the term
"Swap Party" as used in the definition of "Directing Party" shall be construed to mean all Swap Parties acting together, and (B) the provisions of Section
2.05 of the Collateral Agency Agreement shall be construed to apply separately to each Swap Party and the Swap Agreement(s) to which it is party.

        (iii) The definition of "Interest Rate Hedging Agreement" in the Collateral Agency Agreement is hereby amended to read as follows: "'Interest Rate Hedging Agreement' shall mean an interest rate swap, cap or collar agreement, forward rate agreement, any other similar agreement, and any combination of the foregoing."

        (iv) Items "Third" and "Fifth" of Section 4.04 of the Collateral Agency Agreement are hereby amended to read as follows:

                Third: to (a) the Revolving Credit Agent, for the account of the Revolving Credit Parties, in an amount equal to all amounts due and payable to the Revolving Credit Parties on such distribution date with respect to Revolving Credit Obligations (including obligations to pay Letter of Credit Unreimbursed Draws and to provide cash collateral for outstanding undrawn Letters of Credit, but only to the extent the aggregate Letter of Credit Exposure exceeds the amount on deposit in the Letter of Credit Collateral Account) (to the extent not paid pursuant to item "Second" above), (b) the Term Loan Agent, for the account of the Term Loan Parties, in an amount equal to all amounts due and payable to the Term Loan Parties on such distribution date with respect to Term Loan Obligations (to the extent not paid pursuant to item "Second" above), and (c) each Swap Party, in an amount (calculated separately for each Swap Agreement to which such Swap Party is party) equal to the lesser of (i) all amounts due and payable to the Swap Party on such distribution date with respect to Swap Obligations under or in connection with such Swap Agreement or
        (ii) the Swap Shared Security Cap for such Swap Agreement minus the aggregate amount of all distributions previously made from time to time to the Swap Party with respect to Swap Obligations under or in connection with such Swap Agreement pursuant to this item "Third"; provided, that if such moneys to be distributed by the Collateral Agent shall be insufficient to pay in full the amounts referred to in the foregoing clauses (a), (b) and (c), then such distribution shall be made ratably (without priority of any one over any other) to the Revolving Credit Agent, the Term Loan Agent and the Swap Parties in proportion to the respective amounts referred to in the foregoing clauses (a), (b) and
        (c) on such distribution date; and further provided, that no further distributions shall be made under this item "Third" to a Swap Party on account of Swap Obligations under or in connection with a particular Swap Agreement once the aggregate amount of all distributions made from time to time to such Swap Party on account of Swap Obligations under or in connection with such Swap Agreement pursuant to clause (c) of this item "Third" shall equal the Swap Shared Security Cap for such Swap Agreement; and further provided, that no further distributions shall be made under this item "Third" once the aggregate amount of all distributions made from time to time pursuant to clause (c) of this item "Third" to each Swap Party on account of the Swap Obligations under or in connection with each Swap Agreement shall equal the Swap Shared Security Cap for such Swap Agreement;

                                   * * * * *

                Fifth: to each Swap Party, in an amount equal to all amounts due and payable to the Swap Party on such distribution date with respect to Swap Obligations (to the extent not paid pursuant to item "Third" above); provided, that if such moneys to be distributed by the Collateral Agent shall be insufficient to pay in full the amounts referred to in the foregoing clause, then such distribution shall be made ratably (without priority of any one over any other) to the Swap Parties in proportion to the respective amounts referred to in the foregoing clause on such distribution date;

        SECTION 3.  OTHER AMENDMENTS.

        (a) Schedule 7.03 to each of the Revolving Credit Agreement and the Term Loan Agreement is hereby amended by replacing the word "None" with the following: "All Indebtedness of members of the Disclosure Group outstanding on the Closing Date which is disclosed in the 'Disclosure, Inc. and Affiliated Companies Combined Financial Statements and Supplementary Information' for the year ended December 31, 1994, in the form attached to Schedule 4.08 hereof."

        (b) In Section 7.09(f)(i) of each of the Revolving Credit Agreement and the Term Loan Agreement, the requirement that disposition consist of entirely of cash or Cash Equivalent Investments is hereby waived as to disposition of the "Multilist" and "Utility" business units of TASC.

        SECTION 4.  EFFECTIVENESS AND EFFECT, ETC.

        (a) This Amendment shall become effective on the day (the "Amendment Effective Date") on which the Agent shall have received counterparts hereof duly executed by the Borrower, each of the Revolving Credit Lenders and Term Lenders, and Mellon Bank, N.A., individually and as Collateral Agent, Revolving Credit Agent and Term Loan Agent; provided, however, that the amendments effected by
Section 1 hereof shall become effective on the first day of the calendar month following the month in which the Amendment Effective Date occurs; and further provided, however, that the definition of "Consolidated Funded Debt Ratio (Adjusted)" shall apply to each period of four consecutive fiscal quarters, considered as a single accounting period, ending on or after December 31, 1995.

        (b) The Revolving Credit Agreement, the Term Loan Agreement and the Collateral Agency Agreement, as amended by the letter agreement dated August 8, 1995 and as amended and modified hereby, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Secured Party under the Collateral Agency Agreement, the Revolving Credit Agreement or the Term Loan Agreement or constitute a waiver of any provision of any of the foregoing.

        SECTION 5. MISCELLANEOUS. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same document. Section and other headings herein are for reference purposes only and shall not affect the interpretation of this Amendment in any respect. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to choice of law rules. This Amendment constitutes a Transaction Document and is a requested amendment within the meaning of Section 5.14 of the Collateral Agency Agreement and Sections 10.06(a) of each of the Revolving Credit Agreement and the Term Loan Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          PRIMARK CORPORATION

                                          By /s/ STEPHEN H. CURRAN
                                          Name:  Stephen H. Curran
                                          Title: CFO


                                          MELLON BANK, N.A.,
                                          individually and as Collateral Agent,
                                          Revolving Credit Agent and
                                          Term Loan Agent

                                          By /s/ JOSEPH T. MCDONALD, JR.
                                          Name:  Joseph T. McDonald, Jr.
                                          Title: Vice President


                                          THE FIRST NATIONAL BANK OF BOSTON

                                          By /s/ MITCHELL R. FELDMAN
                                          Name:  Mitchell R. Feldman
                                          Title: Managing Director

                                          NATIONSBANK, N.A.

                                          By /s/ PETER C. MORRISON
                                          Name:  Peter C. Morrison
                                          Title: Senior Vice President


                                          THE ROYAL BANK OF SCOTLAND PLC

                                          By /s/ DEREK BONNAR
                                          Name:  Derek Bonnar
                                          Title: Vice President


                                          THE FUJI BANK, LIMITED

                                          By /s/ KATSUNORI NOZAWA
                                          Name:  Katsunori Nozawa
                                          Title: Vice President & Manager


                                          THE CHASE MANHATTAN BANK, N.A.

                                          By /s/ SUSAN TIMMERMAN
                                          Name:  Susan Timmerman
                                          Title: Vice President


                                          FIRST AMERICAN NATIONAL BANK

                                          By /s/ SCOTT M. BANE
                                          Name:  Scott M. Bane
                                          Title: Senior Vice President


                                          THE MITSUBISHI BANK, LIMITED

                                          By /s/ RANDY SZUCH
                                          Name:  Randy Szuch
                                          Title: Vice President